                                                                    EXHIBIT 24.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Integrated Silicon Solution, Inc. pertaining to the Nonstatutory Stock Plan of our report dated October 28, 1996 with respect to the consolidated financial statements and schedule of Integrated Silicon Solution, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP

San Jose, California
April 28, 1997